                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 12.1

                            JANUS CAPITAL GROUP INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                Three Months                     Year Ended December 31,
                                    Ended          ----------------------------------------------------
                                March 31, 2004     2003       2002        2001         2000        1999
                                --------------     ----       ----        ----         -----       ----
(dollars in millions)
Pretax income (loss),
  excluding equity in
  earnings of
  unconsolidated affiliates     $      (19.3)   $  826.8   $  260.2   $  549.4   $   1,134.5   $  543.3

Interest expense                        14.8        60.5       57.5       34.5           7.4        5.6

Portion of rents
  representative of an
  appropriate interest factor            1.5         4.3        4.5        6.1           7.5        5.8

Distributed earnings of
  less than 50%
  owned affiliates                       1.1         2.7         --         --            --         --

                                ------------    --------   --------   --------   -----------   --------
  Income as adjusted            $       (1.9)   $  894.3   $  322.2   $  590.0   $   1,149.4   $  554.7
                                ------------    --------   --------   --------   -----------   --------


Fixed charges:

Interest expense on
  indebtedness                  $       14.8    $   60.5   $   57.5   $   34.5   $       7.4   $    5.6

Amortized premiums,
  discounts and
  capitalized expenses
  related to indebtedness                1.1         4.2         --         --            --         --

Portion of rents
 representative of an
 appropriate interest factor             1.5         4.3        4.5        6.1           7.5        5.8
                                 -----------    --------   --------   --------   -----------   --------
  Total fixed charges            $      17.4    $   69.0   $   62.0   $   40.6   $      14.9   $   11.4
                                 -----------    --------   --------   --------   -----------   --------

RATIO OF EARNINGS TO
  FIXED CHARGES                        (0.11)      12.96       5.20      14.53         77.14      48.66
                                ============    ========   ========   ========   ===========   ========